Exhibit 10.4

Loan Election Agreement Between

the California Institute for Regenerative Medicine and Capricor, Inc.

This agreement (the “Agreement”) between the California Institute for Regenerative Medicine (“CIRM”) and Capricor, Inc. (“Capricor”) is entered into and is effective as of June 20, 2016, and sets forth the terms pursuant to which Capricor and CIRM agree to negotiate a loan agreement should Capricor elect to treat its award (CLIN2-08334) (the “Award”) as a loan pursuant to CIRM’s loan election policy (Clinical Grants Administration Policy, art. IV (c)) (the “Loan Policy”).

RECITALS

A.           Whereas, CIRM’s Governing Board approved the Award on March 16, 2016, to provide $3,376,259 to Capricor to support Capricor’s on-going Phase I/II clinical trial known as “HOPE-Duchenne” using allogeneic cardiosphere-derived cells (CDCs, CAP-1002) to treat patients with Duchenne muscular dystrophy (DMD) associated cardiomyopathy;

B.           Whereas, the Loan Policy authorizes an awardee, upon completion of the CIRM-funded project, to elect to treat its award as a loan and provides that the loan must be repaid within ten days of the election, unless the parties negotiate different terms;

C.           Whereas, Capricor has proposed to extend the repayment term, should Capricor elect to treat its Award as a loan; and

D.           Whereas, CIRM is willing to accept Capricor’s proposal in light of the following factors: the trial involves a pediatric orphan indication; the trial is already in progress; and the Award is relatively small.

NOW, THEREFORE, in reliance on the mutual representations, warranties and agreements herein contained, the parties agree that if Capricor elects to treat its Award as a loan pursuant to the Loan Policy, the following terms shall apply:

1.          Term of Loan: The term of the loan shall be five (5) years from the date of execution of the Loan Agreement (the “Loan Date”); provided that the term of the loan will not exceed ten (10) years from the date of execution of the Notice of Award (“Grant Date”). By way of example, if the election to convert to a loan is not made until the seventh year following the original Grant Date, the maximum term of the Loan will be three (3) years. The loan may be prepaid at any time without any pre-payment penalty.

2.          Interest: Beginning on the Loan Date, the loan shall bear interest on the unpaid principal balance plus the interest that was accrued prior to the election point according to the terms set forth in the Loan Policy (the “New Loan Balance”) at a per annum rate equal to the London Inter-Bank Offered Rate (“LIBOR”) for a three-month deposit in U.S. dollars, as published by the Wall Street Journal (or if the Wall Street Journal is not available, a comparable source) on the Loan Date, plus one percent (1%). Interest shall be compounded annually on the outstanding New Loan Balance commencing with the Loan Date and the interest shall be payable, together with the New Loan Balance, upon the due date of the Loan.

3.          Loan Agreement: The parties shall negotiate and execute a loan agreement reflecting the terms of the loan, including those described above, within 30 days of the date of Capricor’s notice to CIRM that it elects to treat the Award as a loan pursuant to the Loan Policy. The parties shall each use their reasonable best efforts to get the loan agreement completed within such 30-day period; provided, however, that nothing contained herein shall obligate Capricor to execute the loan agreement if the final terms thereof are not acceptable to Capricor in its discretion.

4.          Attorneys’ Fees: Capricor shall reimburse CIRM for the attorneys’ fees CIRM reasonably incurs in negotiating the loan agreement, not to exceed $15,000.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CAPRICOR, INC.

By:	/s/ AJ Bergmann

Title:	Vice President of Finance

Address:	8840 Wilshire Blvd. 2nd Floor
Beverly Hills, CA 90211
______________________

CALIFORNIA INSTITUTE FOR
REGENERATIVE MEDICINE

By:	/s/ Randy Mills

Title:	CEO

2